Exhibit 10.3

CONSTELLATION ENERGY GROUP, INC.

INVESTOR RIGHTS AGREEMENT

SEPTEMBER 19, 2008

(i)

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of the 19th day of September 2008, by and between Constellation Energy Group, Inc., a Maryland corporation (the “Company”) and Mid American Energy Holdings, Inc., an Iowa corporation (the “Investor”).

RECITALS

WHEREAS, the Investor has, pursuant to that certain Series A Preferred Stock Purchase Agreement dated as of the date hereof (the “Securities Purchase Agreement”) between the Company and the Investor, agreed to purchase shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”);

WHEREAS, the shares of Series A Preferred Stock are convertible into shares of the Company’s Common Stock, without par value (the “Common Stock”);

WHEREAS, in order to induce the Investor to invest funds in the Company, the Company agreed to grant the Investor certain registration rights and other rights as set forth herein;

NOW, THEREFORE, in consideration of the promises, covenants, and conditions set forth herein, the parties hereto hereby agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1. Definitions. For purposes of this Agreement:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlled by” and “controlled” have meanings correlative to the foregoing.

(c) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d) The term “Holder” means any person owning Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

(e) The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(f) The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g) The term “Registrable Securities” means (i) the Series A Preferred Stock, (ii) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (iii) the 14% Senior Notes (as defined in the Securities Purchase Agreement) issued or issuable upon conversion of the Series A Preferred Stock, (iv) any other shares of Common Stock acquired by the Investor and (v) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii) and (iv) above; provided, however, that the term “Registrable Securities” shall exclude in all cases any Registrable Securities sold by a person in a transaction in which such person’s rights under this Section 1 are not assigned.

(h) The number of shares of “Registrable Securities then outstanding” when referring to (i) the Common Stock, shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities or (ii) the 14% Senior Notes, shall be determined by the total aggregate principal amount of 14% Senior Notes outstanding at such time.

(i) The term “SEC” shall mean the Securities and Exchange Commission.

1.2. Request for Registration.

(a) Subject to the conditions of this Section 1.2 if the Company shall receive at any time a written request from the Investor, requesting that the Company file a registration statement under the Act covering the registration of a portion of the Registrable Securities then outstanding having an aggregate price to the public (net of any underwriter’s discounts or commissions) of not less than $25,000,000, then the Company shall:

(i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

(ii) effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Act of all Registrable Securities that the Holders request to be registered, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request pursuant to the terms of this Agreement subject to the limitations of subsection 1.2(b), within fifteen (15) days of the mailing of such notice by the Company in accordance with Section 4.5.

(b) If the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a)(i). The underwriter will be selected by the Investor and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Investor in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Investor shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders electing to include shares in the offering in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting by the Investor shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of a majority of the Board of Directors of the Company it would require the disclosure of material nonpublic information concerning the Company, its business or prospects and that such premature disclosure would be materially adverse to the Company, and/or materially interfere with a pending transaction involving the Company or a subsidiary or controlled Affiliate of the Company, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Investor; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) after the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration statement filed by the Company subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to be effective; or

(iii) if the Investor proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

1.3. Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in an employee stock plan or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration at least ten (10) days prior to the initial filing with the SEC of such registration statement. Upon the written request of each Holder given within twenty (20) days after mailing of such notice, the Company shall, subject to the provisions of Section 1.8, include in the registration statement all of the Registrable Securities that each such Holder has requested to be registered; provided, that the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company’s stockholders (including the Holders); provided, however, that the aggregate value of securities (including Registrable Securities) to be included in such registration by the Company’s stockholders (including the Holders) may not be so reduced to less than twenty-five percent (25%) of the total value of all securities included in such registration.

1.4. Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days;

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement until the earlier of;

(i) the time all of such securities have been disposed of; or

(ii) the expiration of one hundred eighty (180) days.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering (each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(h) Use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in substantially the form as may be given to the underwriters in such public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities solely for the purpose of establishing a “due diligence” defense and (ii) a letter dated such date, from the independent certified public accountants of the Company, in substantially the form as may be given by independent certified public accountants to underwriters in such public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; provided in any such case, the Company is required to provide such opinion or letter, as the case may be, to the underwriters in such offering;

(i) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers and directors to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement; provided, however, that such seller, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided;

(j) Furnish to each selling Holder a copy of all documents filed with and all correspondence from or to the SEC in connection with any such offering other than non-substantive cover letters and the like; and

(k) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

1.5. Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.6. Expenses of Demand Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, blue sky fees and expenses and fees and the reasonable disbursements of counsel for the Company and one counsel for the Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of an adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one demand registration pursuant to Section 1.2.

1.7. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, blue sky fees and expenses and the reasonable fees and disbursements of counsel for the Company and one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

1.8. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting reasonably necessary to effect the offer or sale of the Registrable Securities and as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion, in good faith, will not, jeopardize the success of the offering by the Company or Holders requesting the offering. If the total amount of securities, including Registrable Securities requested by stockholders to be included in such offering, exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders), but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced unless securities of all other selling stockholders are excluded entirely or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9. Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, Affiliates, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus, offering circular or other documents contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any Holder’s cumulative, aggregate liability under this Section 1.9(d), or under Section 1.9(b), or under such sections together, exceed the net proceeds from the offering received by such Holder. Notwithstanding anything to the contrary herein, no party shall be liable for contribution under this Section 1.9(d), except to the extent and under the circumstances as such party would have been liable to indemnity under Section 1.9(a) or Section 1.9(b), as the case may be, if such indemnification were enforceable under applicable law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to the parties to such agreement.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.10. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) if required to file reports with the SEC under the Act, file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11. Form S-3 Registration.

(a) In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12:

(1)	if Form S-3 is not available for such offering by the Holders;

(2)	if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;

(3)	if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of a majority of the Board of Directors of the Company, it would require the disclosure of material nonpublic information concerning the Company, its business or prospects and that such premature disclosure would be materially adverse to the Company, and/or materially interfere with a pending transaction involving the Company or a subsidiary or controlled Affiliate of the Company, in which event the Company shall have the right to defer the filing of the Form

S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period;

(4)	if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.12;

(5)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(iii) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12 (other than underwriting discounts and commissions and fees and disbursements of counsel for the Holders), including (without limitation) all registration, filing, qualification, printer’s and accounting fees and counsel for the Company, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

(b) Contemporaneously with the issuance of the Common Stock issuable upon the conversion of the Series A Preferred Stock, the Company shall file and as promptly as practicable thereafter have declared effective a registration statement on Form S-3 covering the newly issued Common Stock as if a written request therefor had been made pursuant to Section 1.12(a).

1.12. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee of such securities provided (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

1.13. Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) three (3) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public or (ii) as to any Holder, such time at which all Registrable Securities held by such Holder can be sold in any 90 day period without registration in compliance with Rule 144 of the Act.

1.14 Automatic Shelf Registration. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Act) (a “WKSI”) at the time any Registration request is submitted to the Company, and such Registration request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered. Subject to Section 1.13, if the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year the Company shall, upon written request by the Holders, refile a new automatic shelf registration statement covering the Registrable Securities, if there are any remaining Registrable Securities covered thereunder. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its commercially reasonable efforts to refile the shelf registration statement on Form S-3 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

2. Corporate Governance

(a) Investor Nominee. At any time following the conversion of the Preferred Stock into Common Stock and Senior Notes, the Investor shall have the right to nominate one (1) individual (herein referred to as the “Investor Nominee”) to the Board of Directors. The Board of Directors shall cause the Company to include the Investor Nominee in the slate of nominees recommended by the Board of Directors to the holders of Common Stock for election at the first annual meeting of stockholders of the Company following the date the Preffered Stock is converted into Common Stock and Senior Notes and for reelection at every meeting thereafter and shall use all commercially reasonable efforts to cause the election of the Investor Nominee, including soliciting proxies in favor of his or her election. In the event the Investor Nominee or the Preferred Nominee (as defined in the Articles Supplementary designating the terms of the Preferred Stock) resigns, is unable to serve as a member of the Board of Directors, is removed from the Board of Directors or fails to be elected as a member of the Board of Directors at any annual stockholders meeting, the Investor shall have the right to nominate another individual (a “Substitute Nominee”) and the Board of Directors shall appoint such Substitute Nominee to fill the vacancy created by the resignation or removal of the prior Investor Nominee or the Preferred Nominee, as the case may be, at which point such Substitute Nominee shall be deemed to be the Investor Nominee.

(b) Committees. For so long as such membership does not conflict with any applicable law or regulation or listing requirement of the NYSE or any other Approved Market (as determined in good faith by the Board of Directors of the Company) that the Common Stock is listed for trading, the Investor Nominee shall be entitled to serve as a member of each committee of the Board of Directors, except for any committee formed to consider a transaction between the Company and the Investor, its Affiliates or any Holder that is Affiliated with the Investor Nominee or an Affiliate of any Holder that is Affiliated with the Investor Nominee.

(c) Board Observer. If the Investor has not exercised its right to nominate a Investor Nominee but is entitled to do so pursuant to this Section 2(a), it may appoint a board observer (the “Board Observer”) who shall have the right to attend and participate in all meetings of, and receive all material distributed to, the Board of Directors, but shall not be entitled to vote at meetings of the Board of Directors or any committees thereof. The Board Observer shall be entitled to attend and participate in each committee of the Board of Directors, except for any committee formed to consider a transaction between the Company and the Investor, its Affiliates or any Holder that is Affiliated with the Investor Nominee or an Affiliate of any Holder that is Affiliated with the Investor Nominee. The Company shall reimburse the Board Observer for all costs and expenses reasonably incurred in connection with attending any meetings of the Board of Directors or committees thereof. Notwithstanding the above, the Company has the right to withhold any information from the Board Observer and to exclude the Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting, could:

(i) based on the advise of the Company’s outside counsel, adversely affect the attorney-client privilege between the Company and its counsel;

(ii) cause the Board of Directors to breach its fiduciary duties; or

(iii) result in a conflict between interests of the Company, on the one hand, and those of the Board Observer or its Affiliates, on the other hand.

The Company will use its reasonable best efforts to ensure that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary set forth in the preceding sentence.

(d) Limitations. Notwithstanding the foregoing, at such time as the outstanding shares of Common Stock Beneficially Owned by the Investor and its Affiliates are less than 50% of the shares of Common Stock issued to the Investor and its Affiliates upon the conversion of the Series A Preferred Stock, the Investor shall not be entitled to nominate the Investor Nominee or the Board Observer under this Section 2.

3. Covenants of the Company.

3.1. Delivery of Financial Statements. At any time that the Company is not required to file periodic reports with the SEC, the Company shall deliver to the Investor:

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by (i) a “Big 4” independent (or its successor) accounting firm selected by the Company or (ii) a Nationally recognized accounting firm reasonably acceptable to the Investor;

(b) as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement for such quarter, statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter;

(c) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and a balance sheet for and as of the end of such month, in reasonable detail;

(d) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;

(e) notices of events that have or may have a material effect on the Company as soon as practicable following the occurrence of any such event; and

(f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

3.2. Inspection. The Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

4. Miscellaneous.

4.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to any conflicts of laws that would apply the laws of another jurisdiction.

4.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission or nationally recognized overnight courier service or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

4.6. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

4.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

4.9. Aggregation of Stock. All shares of Registrable Securities of the Company held or acquired by a stockholder and its affiliates (as defined in Rule 144 of the Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.10. Termination. This agreement shall terminate with respect to any Holder when such Holder Beneficially Owns no shares of Preferred Stock and less than 2% of the total outstanding Common Stock.

4.11. Confidentiality. The Investor agrees to keep any information obtained hereunder confidential.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CONSTELLATION ENERGY GROUP, INC.

By:	/s/ Mayo A. Shattuck III
Name:	Mayo A. Shattuck III
Title:	Chairman, President and Chief Executive Officer

MIDAMERICAN ENERGY HOLDINGS COMPANY

By:	/s/ Gregory E. Abel
Name:	Gregory E. Abel
Title:	President and Chief Executive Officer

S-1